May 20, 1997




      The Board of Directors
      Farmer Mac Mortgage Securities Corporation


      We consent to the use of our report incorporated herein by reference to the reference to our firm as experts on page S-3 in Amendment No. 1 to the Registration Statement on Form S-3 dated May 20, 1997.



      Washington, D.C.
      May 20, 1997